Exhibit 11

                        ESTERLINE TECHNOLOGIES CORPORATION
            Computation of Basic and Diluted Earnings Per Common Share
            For the Three and Six Months Ended April 30, 1999 and 1998
                                    (Unaudited)
                     (In thousands, except per share amounts)

                                        Three Months Ended       Six Months Ended
                                             April 30,               April 30,
                                        -------------------     -------------------
                                         1999        1998        1999        1998
                                        -------     -------     -------     -------

Basic:
------
Net Earnings                            $ 7,142     $ 7,912     $12,199     $12,748
                                        =======     =======     =======     =======

Weighted Average Number of
 Common Shares Outstanding               17,338      17,287      17,332      17,287
                                        =======     =======     =======     =======

Net Earnings per Common Share -
 Basic                                  $   .41     $   .46     $   .70     $   .74
                                        =======     =======     =======     =======

Diluted:
--------
Net Earnings                            $ 7,142     $ 7,912     $12,199     $12,748
                                        =======     =======     =======     =======

Weighted Average Number of
 Common Shares Outstanding               17,338      17,287      17,332      17,287

Net Shares Assumed to be Issued for
 Stock Options                              322         450         353         429
                                        -------     -------     -------     -------

Weighted Average Number of
 Common Shares and Common
 Equivalent Shares Outstanding           17,660      17,737      17,685      17,716
                                        =======     =======     =======     =======

Net Earnings per Common Share -
 Diluted                                $   .40     $   .45     $   .69     $   .72
                                        =======     =======     =======     =======

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